Exhibit 21

SUBSIDIARIES OF 7-ELEVEN, INC.

(Wholly owned unless indicated otherwise)

Jurisdiction of Incorporation
ACTIVE:
Bawco Corporation	Ohio
Bev of Vermont, Inc.	Vermont
Brazos Comercial E Empreendimentos Ltda. (a)	Brazil
Cityplace Center East Corporation	Texas
Cityplace Nevada L.L.C.	Nevada
Melin Enterprises, Inc. (c)	Colorado
Phil-Seven Properties Corporation (d)	Philippines
Puerto Rico - 7, Inc. (e)	Puerto Rico
Sao Paulo-Seven Comercial, S.A. (f)	Brazil
7-Eleven Beverage Company, Inc.	Texas
7-Eleven of Idaho, Inc. (b)	Idaho
7-Eleven of Massachusetts, Inc. (b)	Massachusetts
7-Eleven of Nevada, Inc.	Delaware
7-Eleven of Virginia, Inc.	Virginia
7-Eleven Sales Corporation (b)	Texas
7-Eleven Canada, Inc. (g)	Canada
7-Eleven International, Inc.	Nevada
Southland International Investment Corporation N.V. (g)	Netherlands Antilles
7-Eleven Sales Corporation	Texas
TSC Lending Group, Inc.	Texas
Valso, S.A. (h)	Mexico

INACTIVE:
Lavicio’s, Inc.	California
MTA CAL, Inc.	California
The Southland Corporation	Texas
7-Eleven Limited	United Kingdom
7-Eleven Pty. Ltd. (i)	Australia
7-Eleven Stores (NZ) Limited (j)	New Zealand
SLC Financial Services, Inc.	Texas
The Seven Eleven Limited (k)	Hong Kong

FOOTNOTES:

(a)	2,248,800 quotas (almost 100%) owned by Southland International Investment Corporation N.V. (a wholly owned subsidiary of 7-Eleven International, Inc., a wholly owned subsidiary of 7-Eleven), and remaining 10 quotas owned by 7-Eleven, Inc.
(b)	100% owned by 7-Eleven Stores Sales Corporation (a wholly owned subsidiary of 7-Eleven, Inc.)
(c)	100% owned by Bawco Corporation (a wholly owned subsidiary of 7-Eleven, Inc.)
(d)	0.39% owned by 7-Eleven, Inc., and remaining 999.61% owned by various investors
(e)	59.07% owned by 7-Eleven, Inc., and remaining 40.93% owned by group of investors in Puerto Rico
(f)	1.109% owned by 7-Eleven, Inc., 98.852% owned by Super Trade, Ltd., and remaining 0.039% owned by other investors.
(g)	100% owned by 7-Eleven International, Inc. (a wholly owned subsidiary of 7-Eleven, Inc.)
(h)	49% owned by 7-Eleven, Inc., and remaining 51% owned by Grupo Chapa, S.A. de C.V.
(i)	50% owned by David Anthony Walsh, and remaining 50% owned by Anthony Peter John Kelly, for the benefit of 7-Eleven, Inc.
(j)	99% owned by 7-Eleven, Inc., and remaining 1% owned jointly by 7-Eleven’s local counsel, Bruce Nelson Davidson and Anthony Francis Segedin
(k)	99.9% owned by 7-Eleven, Inc., and remaining .1% owned by Wilgrist Nominees Limited, 7-Eleven’s agent in Hong Kong.